UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ALLSPRING EXCHANGE-TRADED FUNDS TRUST
(Exact Name of Registrant as Specified in Charter)

Delaware
(State of incorporation or organization)

1415 Vantage Park Drive, 3rd Floor
Charlotte, North Carolina 28203
(Address of Principal Executive Offices)

See Below
(IRS Employer identification No.)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Exchange on Which Each Class is to be so Registered	I.R.S. Employer Identification Number
Allspring Broad Market Core Bond ETF	NYSE Arca, Inc.	99-4668335
Allspring Core Plus ETF	NYSE Arca, Inc.	99-4606881
Allspring Income Plus ETF	NYSE Arca, Inc.	99-4613818
Allspring LT Large Core ETF	NYSE Arca, Inc.	99-4686967
Allspring LT Large Growth ETF	NYSE Arca, Inc.	99-4709295
Allspring Special Large Value ETF	NYSE Arca, Inc.	99-4660655

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [ x ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [ ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [ ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-240113 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of each of Allspring Broad Market Core Bond ETF, Allspring Core Plus ETF, Allspring Income Plus ETF, Allspring LT Large Core ETF, Allspring LT Large Growth ETF and Allspring Special Large Value ETF, each a series of Allspring Exchange Traded Funds Trust (the “Trust”) is set forth in

Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A (“Registration Statement”) (Commission File Nos. 333-240113; 811-23597), as filed with the Securities and Exchange Commission (“SEC”) on August 12, 2024, which description is incorporated herein by reference. Any amendment or form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the Shares is hereby also incorporated by reference herein.

Item 2. Exhibits.

1. The Trust’s Amended and Restated Declaration of Trust dated May 1, 2024, as filed with the Securities and Exchange Commission on August 12, 2024.
2. The Trust’s Amended and Restated Declaration of Trust dated October 18, 2024, as filed with the Securities and Exchange Commission on November 20, 2024.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 3rd day of December, 2024.

ALLSPRING EXCHANGE-TRADED FUNDS TRUST

By /s/Matt Prasse
Matt Prasse
Secretary